WARREN RESOURCES, INC.

                   12% SINKING FUND BOND due December 31, 2007

$_____________                                              ______________, 2000

     WARREN RESOURCES, INC., a New York corporation (the "Issuer"), for value received, hereby promises to pay to _________________________________ or registered assigns (the "Holder") on or before December 31, 2007, the principal sum of ___________, in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, and to pay interest on the principal amount outstanding under this Bond from this date, at the rate of twelve percent (12%) per annum, in like coin or currency, monthly on the first day of each month commencing on the first month following the date of this Bond, until such principal amount has been paid to the Holder hereof as shown in the Issuer's records, without presentment or demand.

     The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Bond is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the 15th day (whether or not a Business Day) as the case may be, next preceding such Interest Payment Date. Payment of the principal of and Interest on this Bond will be made at the office or agency of the Trustee maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payment of Interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register. Interest shall be computed on the basis of a 360-day year and shall accrue from the date of authentication of the originally issued Bond represented by this certificate.

     1. THE BOND EVIDENCED OR CONSTITUTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH BOND OR THE UNDERLYING COMMON STOCK ISSUABLE UPON CONVERSION OF THE BOND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT OR APPLICABLE STATE LAW HAVE BEEN COMPLIED WITH OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     2. This Bond is one of a duly authorized issue of Bonds of the Issuer designated as its 12% Sinking Fund Bonds due December 31, 2007 (herein called the "Bonds"), limited in aggregate principal amount of $20,000,000 issued and to be issued under an indenture dated as of __________, 2000 (herein called the "Indenture"), between the Issuer and Continental Stock Transfer & Trust Company as Trustee thereunder (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     3. The rights of Holder to receive the principal sum or any part thereof, and to receive the interest due on this Bond is and shall remain equal in priority to the payment of the principal of and interest on (i) all future obligations and guarantees of the Issuer for money borrowed from any bank, trust company, insurance company or other financial institution engaged in the business of lending money, for which the Issuer is at the time of determination responsible or liable as obligor or guarantor, (ii) all existing or future obligations of the Issuer Sinking Fund by a lien, mortgage, pledge or other encumbrance against real or personal property of the Issuer, and (iii) any modifications, renewals, extensions or refundings of the foregoing, except for any of such obligations of the Issuer the payment of which is made expressly subordinate and junior to this Bond.

     4. As and for a sinking fund for the retirement of the Bonds, as more particularly provided in the Indenture, the Issuer, as long as any of the Bonds shall be outstanding, shall pay to the Trustee on or before the business day which next precedes January 1 in each year commencing with the year 2003 to and including 2007 (each such business day being herein referred to as a "Sinking Fund Payment Date"), a sinking fund payment in cash or U.S. Treasury Bonds maturing on or before December 31, 2007 (herein being referred to as a Sinking Fund Payment"), in an amount equal to 16.6667% of the Bond sufficient in the aggregate to fund repayment of the Bonds at maturity on December 31, 2007. The Indenture also provides that under the circumstances specified therein funds may be deposited with the Trustee or with any paying agent (other than the Issuer) in advance of the maturity or redemption date of any of the Bonds, in trust for the payment or redemption of such Bonds and the Interest due or to become due thereon, and that thereupon all obligations of the Issuer in respect of such Bonds shall cease and be discharged and the holders thereof shall thereafter be restricted exclusively to such funds for any and all other claims on their part under the Indenture or with respect to such Bonds.


     5. The Holder of this Bond may tender to the Trustee this Bond or a portion hereof for repurchase by the Issuer at a price of 100% of principal amount, plus accrued but unpaid interest, commencing on December 31, 2002. The Issuer shall be obligated to repurchase such Bond or Bonds on a first come, first served basis, in any one calendar year in an amount up to 10% of the originally outstanding principal amount of all Bonds issued, commencing with calendar year 2003. If all tenders received by the Trustee on the same Business Day, when added to all prior tenders exceed the annual obligation of the Issuer to honor such tenders, the Trustee shall notify the Issuer of the amount of such tenders, and the Issuer shall (i) agree in writing to honor all such tenders, or (ii) advise the Trustee to pro-rate such tenders. If the Issuer shall not make an election in writing within the period provided, the Trustee shall pro-rate such tenders.

     The Trustee shall give notice to the Issuer of all tenders for repurchase within five (5) Business Days after the Trustee's receipt thereof. Provided that the Issuer shall not have previously repurchased the maximum principal amount of Bonds provided for, the Issuer shall have forty-five (45) days to deposit with the Trustee the principal amount of the Bond, Bonds or part of a Bond tendered for repurchase plus accrued but unpaid interest through and including the date of such deposit, at the time of which deposit the Issuer's obligation to pay, and the Holder's right to receive, interest on such principal amount shall cease. Failure of the Issuer to make such a deposit within the time permitted shall be an Event of Default under Article XIV of the Indenture.

     6. The Bonds shall, upon notice to the Trustee, be redeemable in whole or in part at the option of the Issuer on or after January 1, 2002 at a price of 105% of principal amount plus accrued interest to the Redemption Date; on or after January 1, 2002 at a price decreasing annually from 104% to 100% of principal amount ratably from years 2002 to 2007; as follows:

         Period                                          Payment Rate

January 1, 2002 to December 31, 2002 105% of par value, plus accrued interest January 1, 2003 to December 31, 2003 104% of par value, plus accrued interest January 1, 2004 to December 31, 2004 103% of par value, plus accrued interest January 1, 2005 to December 31, 2005 102% of par value, plus accrued interest January 1, 2006 to December 31, 2006 101% of par value, plus accrued interest January 1, 2007 to December 31, 2007 100% of par value, plus accrued interest


     Partial redemption shall be made pro rata to all Holders of the Bonds then outstanding, in proportion to the principal amounts of Bonds held by each such Holder. Upon any Redemption, the Holder shall deliver his Bond to the Trustee for notation of partial redemption or cancellation if Redemption is made in full; such delivery shall be made not later than the date fixed for Redemption in the Issuer's notice thereof. Upon the close of business on such Redemption Date, the conversion privilege of the Bond shall terminate to the extent of the redemption of principal and no further interest shall accrue on the principal portion of the Bond so redeemed. If the Holder shall fail to deliver his Bond to the Trustee upon Redemption, the Issuer may deposit sufficient funds to make the Redemption with the Trustee, whereupon all rights of the Holder with respect to the portion of this Bond so redeemed, other than the right to receive the Redemption Price, shall terminate.

     Notice of Redemption shall be given by registered first-class mail, postage prepaid, mailed at least sixty (60) days before the Redemption Date to the Holder of this Bond at his address appearing on the records of the Trustee. The Notice of Redemption shall state:

     (1) the Redemption Date,

     (2) the Redemption Price,

     (3) that on the Redemption Date the Redemption Price will become due and payable and that interest thereon will cease to accrue on and after such date, and

     (4) the place where the Bond is to be surrendered for payment of the Redemption Price and any accrued interest.

     From and after any Redemption Date, this Bond shall cease to bear interest and the only right of the Holder of this Bond will be to receive payment of the Redemption Price which includes all interest accrued to the Redemption Date. If this Bond is called for redemption, and shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the Bond Interest Rate until the Redemption Price is paid in full.

     7. In the event of Redemption of this Bond in part only, a new Bond or Bonds for the portion of this Bond not redeemed will be issued in the name of the Holder hereof upon the cancellation of this Bond.

     8. If an Event of Default shall occur and be continuing, the principal of all the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

     9. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than two-thirds in aggregate principal amount of the Bonds at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults (other than payment of principal, interest, Trustee fees and certain events described in the Indenture) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

     10. No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, place and rate, and in the coin or currency, herein provided or as provided in the Indenture.

     11. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond for registration of transfer may be made at the office or agency of the Trustee in New York, New York, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Issuer and the Trustee, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferee.

     The Bonds are issuable only in fully certificated registered form. As provided in the Indenture and subject to certain limitations therein set forth, the Bonds are exchangeable for a like aggregate principal amount of Bonds of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

     No service charge shall be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

     12. Prior to due presentment of this Bond for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     IN WITNESS WHEREOF, the Issuer has caused the Bonds to be executed and delivered, under its corporate seal, by its Chief Executive Officer and attested by its Secretary or an Assistant Secretary, on the date first above written.

                                         WARREN RESOURCES, INC.

                                         By: _____________________
                                             Norman F. Swanton
Attest:__________________                    Chief Executive Officer

[Corporate Seal]

                                 ASSIGNMENT FORM

If you, the Holder, want to assign
this Bond, fill in the form below:
I, or we assign and transfer this
Bond to

                           ---------------------------------------------------
                           (Insert assignee's social security or tax ID number)


--------------------------------------------------------------------------------
                    (Print or type assignee's name, address and zip code)



and irrevocably appoint

--------------------------------------------------------------

as agent to transfer this Bond on the books of the Issuer. The agent may substitute another to act for him.

Date _______________________________

Your signature:__________________________


------------------------------------------
(Sign exactly as your name appears on the other side of this Bond)

Signature Guaranteed:

----------------------------------------------
The signature must be guaranteed by an officer of a commercial bank or trust company or Member of the New York Stock Exchange